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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K


                                CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       September 5, 1997
                                                  -----------------------------


                      ECHOSTAR COMMUNICATIONS CORPORATION
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


            NEVADA                      0-26176                  88-0336997
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


     90 INVERNESS CIRCLE EAST, ENGLEWOOD, COLORADO                  80112
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       (Address of principal executive offices)                  (Zip Code)


    REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE     (303) 799-8222
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                               Not Applicable
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       (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     As previously disclosed, effective with its Quarterly Report on Form 10-Q for the three months ended June 30, 1997, EchoStar Communications Corporation (EchoStar) does not technically comply with the criteria for listing on the NASDAQ National Market. Specifically, EchoStar's net tangible assets (calculated as total assets less total liabilities) are less than the $2 million minimum NASDAQ National Market maintenance standard. This technical non-compliance results primarily from depreciation of EchoStar's satellites and related DBS infrastructure assets, and accretion of the debt financing EchoStar has used to finance construction of that infrastructure, in advance of the increasing revenue expected to be generated from that infrastructure. As expected, during September 1997 EchoStar received written confirmation that its Class A Common Stock will continue to be listed on the NASDAQ National Market notwithstanding EchoStar's technical non-compliance.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial statements of business acquired

         Not applicable

    (b)  Pro forma financial information

         Not applicable

    (c)  Exhibits

         99.1 Letter received by EchoStar Communications Corporation from The Nasdaq Stock Market, Inc.


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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ECHOSTAR COMMUNICATIONS CORPORATION


Date:   September 5, 1997                        By:  /s/ David K. Moskowitz
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                                                          David K. Moskowitz
                                                      Senior Vice President and
                                                            General Counsel